UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2007
RBC Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-50417	91-2015186

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75038

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-893-4000

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 30, 2007, Dennis N. Windsor resigned as Vice President-Sales and Marketing of RBC Life Sciences, Inc (the “Company”). To assure an orderly transition of his responsibilities, Mr. Windsor will continue to be employed by the Company as a marketing advisor through December 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2007	RBC Life Sciences, Inc.
	By:	/s/ Steven E. Brown

Name: Steven E. Brown

Title: Chief Financial Officer